Exhibit 10.7

CONSULTING AGREEMENT

THIS AGREEMENT made this 26th day of November, 2018.

AMONG:

SIYATA MOBILE INC., of Suite A-414, 1001 Lenoir Street, Montreal, QC H4C 2Z6

(the “Company”)

AND:

GLENN KENNEDY SALES AGENCY

(the “Consultant”)

AND:

GLENN KENNEDY, of 134 Don Head Village Boulevard, Richmond Hill, ON L4C 7P4

(the “Service Provider”)

WHEREAS the Company desires to retain the Consultant to assist in the ongoing business operations of the Company, and to have the Consultant, through the Service Provider, serve as the Company’s Vice President of Sales, North America under this Consulting Agreement.

AND WHEREAS the Consultant and the Company wish to confirm the terms and conditions of the Consultant’s retainer.

THEREFORE in consideration of the covenants and agreements herein, and for other good and valuable consideration given by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

1. CONSULTING ARRANGEMENT

1.1 Position. As of the Effective Date (as defined in section 1.3), the Company shall engage the Consultant for the Term (as defined in Section 1.3), to render services in such capacities as the Company may reasonably request. The Consultant shall have such responsibilities, powers and duties relating to all sales activities in North America of the Company’s overall product line and such other duties as determined by the Company, from time to time. In this role, the Consultant will make available to the Company, the services of the Service Provider, as Vice President of Sales, North America. The Service Provider will report directly to the CEO. The Consultant through the Service Provider, shall devote his full working time and efforts to the business and affairs of the Company. The Company shall act in good faith with respect to the Consultant and the Company’s obligations hereunder and shall in no way create obstacles to the Consultant’s ability to perform its duties.

1.2 Independent Contractor. The Consultant’s relationship with the Company shall be that of an independent contractor and not that of an employee. Accordingly, the Consultant will not be eligible for any employee benefits, other than as specifically provided for herein, nor will the Company make deductions from payments, if any, made to the Consultant for taxes, all of which will be the Consultant’s responsibility. The Consultant agrees to indemnify and hold the Company harmless from any liability for, or assessment of, any such taxes imposed on the Company by relevant taxing authorities. The Consultant shall have no authority to enter into contracts that bind the Company or create obligations on the part of the Company or direct employees or officers of the Company or otherwise manage or direct the business or affairs of the Company. The Consultant does not have any supervisory, management or fiduciary obligations whatsoever.

1.3 Term. The term of this Agreement (the “Term”) shall commence on January 1, 2019 (the “Effective Date”) and shall continue for 2 years, or until this Agreement is terminated in accordance with Section 3. The Company recognizes the Effective Date as the Consultant’s start date for services rendered for calculating all entitlements pursuant to this Agreement. The Term can be extended by mutual agreement.

2. COMPENSATION

2.1 Fee. As compensation for the services to be rendered to the Company pursuant to this Agreement, the Company shall pay to the Consultant during the Term a per annum fee (the “Base Fee”) and certain commissions (the “Commissions”) as more fully described in Schedule “A” attached hereto.

2.2 Business Expenses. The Company shall pay for and/or reimburse the Consultant for reasonable pre-approved: (i) International Travel Expenses (as defined herein) actually incurred or paid by the Consultant in the performance of the Consultant’s services under this Agreement, and which expenses are standard and customary within the industry and consistent with the Company’s policies in effect from time to time with respect to such International Travel and other business expenses, upon presentation of expense statements or vouchers or such other supporting documentation as it reasonably imposes on all executive level employees. “International Travel Expenses” shall include any expenses incurred by the Consultant in performance of the Consultant’s services under this Agreement when outside of Canada. Effective as of the Effective Date and during the Term of this Agreement, the Company shall pay the Consultant a monthly allowance of up to $2,000 per month (the “Monthly Allowance”) to be used for Canadian travel expenses and business expenses incurred by the Consultant in carrying out its responsibilities under this Agreement. For greater certainty, such business expenses shall include home office expenses, supply expenses and telecom expenses. The Monthly Allowance may be reduced by any payments made directly by the Company regarding any of the aforementioned expenses.

2.3 Temporary Suspension of Services. The Consultant shall be entitled to temporarily suspend its provision of services hereunder for not more than thirty (30) days per every twelve (12) month period commencing on the Effective Date without any diminution in the Base Fee. Unused suspension of service time may not be brought forward from year to year.

3. TERMINATION OF AGREEMENT

3.1 Termination by Consultant. The Consultant may terminate this Agreement by giving not less than 90 calendar days’ written notice of termination. At the time the Consultant provides the Company with notice of termination, or at any time thereafter, the Company shall have the right to elect to terminate the Consultant’s services at any time prior to the effective date of the Consultant’s termination. Upon the effective date of the termination, the Company shall not be obligated to make any further payment or provide any further benefit to the Consultant, except for amounts which were payable up to and including the date of termination.

3.2 Termination by the Company for Cause. The Company may terminate this Agreement at any time, without notice, as a result of actions taken by the Consultant or the Service Provider, which would constitute cause under applicable employment law. If this Agreement is terminated for cause, no notice, payments or allowances shall be provided to the Consultant thereafter or as a result of such termination except for those amounts which were payable up to and including the date of effective termination, and the Consultant will have no claim for any other form of compensation or damages. Stock Options shall immediately expire, notwithstanding section 2.2 above.

3.3 Termination by the Company without Cause. In addition to section 3.2 above, the Company may terminate the Agreement without cause, by giving not less than 90 calendar days’ written notice of termination. in which case no notice, payments or allowances shall be provided to the Consultant thereafter or as a result of such termination except for those amounts which were payable up to and including the date of effective termination, and the Consultant will have no claim for any other form of compensation or damages.

3.4 Termination by Death or Permanent Incapacity. The Company’s obligation to the Consultant and the Consultant’s obligations to the Company pursuant to this Agreement shall terminate upon the death or permanent incapacity of the Service Provider. For the purposes of this section, the Service Provider shall be deemed to have suffered permanent incapacity when he suffers from any illness or injury that prevents him from performing its usual duties for a period of two consecutive months. Where the obligations of the Consultant are terminated under this section, the Company shall be under no obligation to provide the Consultant with any further notice of termination or pay in lieu of notice or any other form of pay or damages. The Consultant acknowledges and agrees that given the nature of the Company’s business and the critical importance of the Consultant’s position to the operations of the Company, it would constitute undue hardship for the Company to operate without the services of the Consultant for a period in excess of two months.

3.5 Termination by Dissolution or Insolvency. In the event of the dissolution or insolvency of the Consultant, during the Term, the Company’s obligation to the Consultant and the Consultant’s obligations to the Company pursuant to this Agreement shall terminate as of the date of dissolution or insolvency, as applicable, and its Base Fee for the month in which the dissolution or insolvency occurs shall be paid to the Consultant, on a pro rata basis.

3.6 No Additional Payments. The Consultant acknowledges and agrees that unless otherwise expressly agreed in writing between the Consultant and the Company, the Consultant shall not be entitled, howsoever arising to any remuneration, compensation or other benefits other than expressly provided for in this Agreement,

4. CONFIDENTIALITY, INTELLECTUAL PROPERTY, NONCOMPETE AND NONSOLICITATION

4.1 Nondisclosure and Nonuse of Confidential Information. The Consultant and the Service Provider will not disclose or use at any time during or after the Term any Confidential Information (as defined below) of which the Consultant is or becomes aware, whether or not they develop such information, except to the extent that such disclosure or use is directly related to and required by the Consultant’s performance of duties assigned to the Consultant pursuant to this Agreement. Under all circumstances and at all times, the Consultant will take all appropriate steps to safeguard Confidential Information in its possession and to protect it against disclosure, misuse, espionage, loss and theft. For purposes hereof, “Confidential Information” means information that is not generally known to the public, that the Consultant becomes aware of during the course of the Term hereunder and that was or is used, developed or obtained by the Company or its subsidiaries or affiliates in connection with their business. It shall not include information (a) required to be disclosed by court or administrative order, (b) lawfully obtainable from other sources or which is in the public domain through no fault of the Consultant; or (c) the disclosure of which is consented to in writing by the Company.

4.2 Ownership of Intellectual Property. In the event that the Consultant, as part of their activities on behalf of the Company generates, authors or directly contributes to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly to the business of the Company as now or hereinafter conducted during the Term (collectively, “Intellectual Property”), the Consultant acknowledges that such Intellectual Property is the sole and exclusive property of the Company and hereby assigns all right title and interest in and to such Intellectual Property to the Company. The Consultant will promptly and fully disclose all Intellectual Property and will cooperate with the Company, at the Company’s expense, to protect the Company’s interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of this Agreement).

4.3 Delivery of Materials upon Termination of Employment. As requested by the Company, from time to time and upon the termination of this Agreement for any reason, the Consultant will promptly deliver to the Company all copies and embodiments, in whatever form or medium, of all Confidential Information and Intellectual Property in the Consultant’s possession, or within their control, (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

4.4 Noncompetition. The Consultant and Service Provider acknowledges that during the Term, the Consultant will become familiar with trade secrets and other Confidential Information concerning the Company, its subsidiaries and affiliates and their respective predecessors, and that their services will be of special, unique and extraordinary value to the Company. In addition, the Consultant and the Service Provider hereby agrees that at any time during the Term, the Consultant and the Service Provider will not directly or indirectly own (except in accordance herewith), manage, control, participate in, consult with, render services for or in any manner engage in any business competing with the businesses of the Company or its subsidiaries or affiliates as such businesses exist during the Term, within any province in which the Company or its subsidiaries or affiliates have operating locations or leases. It shall not be considered a violation of this section for the Consultant, to be a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly or privately traded, so long as the Consultant and the Service Provider do not actively participate in the business of such corporation.

4.5 Nonsolicitation. The Consultant hereby agrees that (a) during the Term (the “Nonsolicitation Period”), the Consultant will not, directly or indirectly induce or attempt to induce any employee of the Company or its subsidiaries to leave the employ of the Company or its subsidiaries, or in any way interfere with the relationship between the Company or its subsidiaries and any employee thereof who was an employee of the Company or its subsidiaries at any time during such Nonsolicitation Period or within the 12 month period prior thereafter and (b) during the Nonsolicitation Period, the Consultant will not induce or attempt to induce any customer, supplier, client, insurer, reinsurer, broker, licensee or other business relation of the Company or its subsidiaries to cease doing business with, or reduce its business with, the Company or its subsidiaries. Notwithstanding the foregoing, should the Consultant depart from the Company for any reason, the Nonsolicitation Period shall be for 12 months from the date of the termination of this Agreement. For the avoidance of doubt, general solicitation through advertising or responding to unsolicited inquiries from an employee, contractor, and/or subcontractor of the Company shall not constitute a violation of this provision.

4.6 Enforcement of Noncompete and Nonsolicitation. If, at the enforcement of Sections 4.4 and 4.5, a court holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be permitted to revise the restrictions contained in Sections 4.4 or 4.5 to cover the maximum duration, scope and area permitted by law.

5. NOTICE

Any Notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by overnight delivery service with delivery signature required, or sent with return receipt requested by certified, registered, or express mail, postage prepaid to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied or if mailed, two days after the date of mailing, as follows:

if to the Company, to:

Siyata Mobile Canada Inc.

Suite 2200, 885 West Georgia Street

Vancouver, British Columbia V6C 3E8

if to the Consultant or the Service Provider, to:

Glenn Kennedy

134 Don Head Village Boulevard

Richmond Hill, Ontario L4C 7P4

6. SEVERABILITY

The invalidity or unenforceability of any particular term of this agreement will not affect or limit the validity or enforceability of the remaining terms.

7. ENTIRE AGREEMENT

On the Effective Date, this Agreement (including the documents referred to herein) will constitute the entire agreement among the parties and supersedes and nullifies any prior understanding, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof including, without limitation, any prior employment agreement or separation agreement.

8. WAIVERS AND AMENDMENTS

This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties making specific reference to this Agreement, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder.

9. GOVERNING LAW

The laws of British Columbia and the laws of Canada applicable in that province, excluding any rule or principle of conflicts of law that may provide otherwise, govern this Agreement.

10. ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. No rights or obligations of the Consultant under this Agreement may be assigned or transferred by the Consultant, other than the Consultant’s right to compensation and various benefits hereunder, which may be transferred by will or operation of law subject to the limitations of this Agreement. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation or amalgamation or scheme of arrangement in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes by operation of law or in writing duly executed by the assignee or transferee all of the liabilities, obligations and duties of the Company, as contained in this Agreement.

11. CURRENCY

All dollar amounts in this agreement refer to Canadian Dollars.

12. ACKNOWLEDGEMENTS

The Consultant acknowledges that he has read this entire agreement, has had the opportunity to consult with an attorney, and fully understands the terms of this Agreement. The Consultant is satisfied with the terms of this Agreement.

13. COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement by any of the parties may be evidenced by way of a facsimile transmission (including by .pdf or other electronic means) of such party’s signature, or a photocopy of such facsimile transmission, and such facsimile signature shall be deemed to constitute the original signature of such party hereto.

14. HEADINGS

The headings in this Agreement are for reference purposes only and shall not in any way affect or limit the validity or enforceability of the remaining terms.

15. NONDISPARAGEMENT

For the Term of this Agreement and for 2 years thereafter, neither party, or any of their affiliates or agents, shall make any statements, comments, or take any actions whatsoever which would in any way disparage the other.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the day and year first above written.

SIYATA MOBILE INC.

Per:
Authorized Signatory

GLENN KENNEDY SALES AGENCY

Per:	/s/ Glenn Kennedy
Authorized Signatory

/s/ Carol Kennedy		/s/ Glenn Kennedy
Witness signature		GLENN KENNEDY

Name:
Carol Kennedy
(please print)

Address:	134 Don Head Village Blvd
Richmond Hill, ON, L4C 7P4

Schedule “A”

Consultant Compensation

Base Fee: During the term of this Agreement, the Company shall pay to the Consultant an annual fee of $150,000, plus applicable taxes. Payment will be made as to 1/12 of the Base Fee on the 15th of each month following the Effective Date, with the first payment commencing on January 15, 2019.

Commission: During the term of this Agreement, the Company shall pay to the Consultant a commission of 1.5%, for all North American sales of the Company’s products exceeding $5,000,000 but less than $18,500,000 and a commission of 0.75% on sales exceeding $18,500,000 on a quarterly basis following the Effective Date and subject to such sales maintaining a gross profit margin of not less than 40%, unless otherwise agreed by the parties in accordance with approved budgets. For greater certainty, any sale by the Consultant with a gross profit margin lower than 40% must be pre-approved by the Company at its sole discretion. If such approval is granted by the Company such sales revenue shall be attributed to the Consultant’s commission.